UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2004

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5805 (Commission File Number)	13-2624428 (IRS Employer Identification Number)

270 Park Avenue New York NY (Address of principal executive offices	10017 (zip code)

Registrant's telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2005, the Compensation & Management Development Committee (the "Compensation Committee") of the Board of Directors of JPMorgan Chase & Co. ("JPMC") approved several compensation actions with respect to the named executive officers of JPMC as of December 31, 2004. The Board ratified the recommendations for Messrs. Harrison and Dimon. These actions are summarized in the table below:

Executive Officer	2004 Salary ($)(1)	2004 Cash Bonus ($)(2)	2004 Restricted Stock Awards ($)(3)	2004 Securities Underlying Options/SARs (#)(4)
William B. Harrison, Jr. Chairman and Chief Executive Officer	$1,000,000	$7,500,000	$0	600,481
James Dimon President and Chief Operating Officer	1,000,000	6,500,000	0	600,481
David A. Coulter Chairman, Western Region	500,000	6,825,000	3,675,000	0
Steven D. Black Co-Chief Executive Officer, Investment Bank	300,000	6,305,000	3,395,000	0
William T. Winters Co-Chief Executive Officer, Investment Bank	517,924	6,240,000	3,360,000	0

(1) None of the named executive officers received a salary increase from January 1, 2004 through the date of this filing.

(2) Includes amount paid or deferred.

(3) Awarded as restricted stock units (RSUs). The number of RSUs granted equals the value set forth above divided by $37.47, which was the average of the high and low selling prices of JPMC common stock on January 20, 2005, rounded up to the next whole unit. The RSUs vest as follows: 50% 2 years after grant and 50% 3 years after grant. Each RSU represents the right to receive one share of stock on the vesting date and dividend equivalents for any dividends paid. RSUs have no voting rights.

(4) Awarded as stock appreciation rights (SARs) to be settled in shares of JPMC common stock. The grant price of the SARs is $37.47, which was the average of the high and low selling prices of JPMC common stock on January 20, 2005. The SARs become exercisable as follows: 50% 2 years after grant and 50% 3 years after grant.

In addition, on December 14, 2004, the Compensation Committee reviewed the pension benefits of William B. Harrison, Jr., Chairman and Chief Executive Officer of JPMC. The Compensation Committee approved and the Board ratified an annual pension benefit for Mr. Harrison in the amount of $2,000,000 in the form of a single life annuity commencing at retirement, subject to actuarial reductions for survivor benefits or other forms of payment. This benefit is reduced by the value of all other pension benefits to which Mr. Harrison is otherwise entitled under JPMC's qualified and nonqualified pension plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)
By: Title:	/s/ Anthony J. Horan Corporate Secretary

Date:  February 28, 2005